                                                                      EXHIBIT 16


February 4, 2003


Securities and Exchange Commission
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of FullNet Communications, Inc. dated January 30, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP